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                                                                         (m)(2)

                                    FORM OF

                        SHAREHOLDER SERVICING AGREEMENT
                                (Investor Class)

                                                         Somerville, New Jersey

Gentlemen:

      We are hereby inviting you, subject to the terms and conditions set forth below, to serve as the agent of your customers ("Customers") for purposes of performing certain administrative functions in connection with purchases and redemptions of Investor Class shares of beneficial interest ("Shares") of [Name of Fund] (the "Portfolio"), a Portfolio of the Harding Loevner Funds, Inc. (the "Fund") from time to time upon the order and for the account of Customers, and to provide related services to your Customers in connection with their investments in the Fund.

      1. APPOINTMENT. You hereby agree to perform certain services for Customers as hereinafter set forth. Your appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Fund may enter into other shareholder servicing agreements, with other financial institutions.

      2. SERVICES TO BE PERFORMED. You shall be responsible for performing shareholder account administrative and servicing functions, which shall include, without limitation, one or more of the following activities: (a) answering Customer inquiries regarding account status and history, the manner in which purchases and redemptions of the Shares may be effected, and certain other matters pertaining to the Fund; (b) assisting Customers in designating and changing dividend options, account designations and addresses; (c) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as requested from time to time by the Fund;
(d) assisting in processing purchase and redemption transactions; (e) arranging for the wiring of funds; (f) transmitting and receiving funds in connection with Customer orders to purchase or redeem Shares; (g) verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer-designated accounts; (h) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with other client transactions otherwise effected with or through you; (i) furnishing (either separately or on an integrated basis with other reports sent to a Customer by you) monthly and annual statements and confirmations of all purchases and redemptions of Shares in a Customer's account; (j) transmitting proxy statements, annual reports, prospectuses and other communications from the Fund to Customers; (k) receiving, tabulating and transmitting to the Fund proxies executed by Customers with respect to special meetings of shareholders of the Fund; and (l) providing such other related services as the Fund or a Customer may reasonably request. You shall provide all personnel and facilities necessary in order for you to perform one or more of the functions described in this paragraph with respect to your Customers. You shall exercise reasonable care in performing all such services and shall be liable for any failure to exercise such reasonable care.

      3. FEES.

            3.1. Fees from the Fund. In consideration for the services described in section 2 hereof and the incurring of expenses in connection therewith, you shall receive fees at an annual rate of 0.15% of the average daily value of all Shares owned by or for all Customers with whom you maintain a servicing relationship, such fee to be paid in arrears at the end of each calendar quarter.

            3.2. Fees from Customers. It is agreed that you may impose certain conditions on Customers, in addition to or different from those imposed by the Fund, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by you (which fees may either relate specifically to your services with respect to the Fund or generally cover services not limited to those with respect to the Fund). You shall bill Customers directly for such fees. In the event you charge Customers such fees, you shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by you from the Fund pursuant to section 3.1 of this Agreement. It is understood, however, that in no event shall you have recourse or access to the account of any shareholder of the Fund except to the extent expressly authorized by law or by the Fund or by such shareholder for payment of any direct fees referred to in this section 3.2.

      4. CAPACITY AND AUTHORITY TO ACT. You and your officers, employees and agents are not authorized to make any representations concerning the Fund or the Shares to Customers or prospective Customers, excepting only accurate communication of factual information contained in the then-current prospectus and statement of additional information or such other communications as may be expressly authorized by the Fund. In performing your services under this Agreement, you shall act as agent for the Customer and shall have no authority to act as agent for the Fund. Upon request by the Fund, you shall provide the Fund with copies of any materials which are generally circulated by you to your Customers or prospective Customers.

      5. USE OF THE AGENT'S NAME. The Fund shall not use your name in any prospectus, sales literature or other material relating to the Fund in a manner not approved by you prior thereto in writing; provided, however, that your approval shall not be required for any use of its name which merely refers accurately to your appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

      6. USE OF THE FUND'S NAME. You shall not use the name of the Fund (other than for internal use in connection with performing its duties under this agreement) in a manner not approved by the Fund prior thereto in writing; provided, however, that the approval of the Fund shall not be required for the use of the Fund's name in connection with communications permitted by section 4 hereof or for any use of the Fund's name which merely refers accurately to your role hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

      7. SECURITY. You represent and warrant that, to the best of your knowledge, the various procedures and systems which you have implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Fund's records and other data and your records, data, equipment, facilities and other property used in the performance of your obligations hereunder are adequate and that you will make such changes therein from time to time as in its judgment are required for the secure performance of your obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Fund may from time to time specify the types of records and other data of the Fund to be safeguarded in accordance with this section 7.

      8. COMPLIANCE WITH LAWS; ETC.

            8.1 You shall comply with all applicable federal and state laws and regulations, including securities laws. You hereby agree to maintain all records required by law relating to transactions on the Shares, and upon our request, or of the Trust, promptly make such of these records available to us or the Trust's administrator as are requested. In addition, you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Trust's administrator, to enable the Trust to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers. You represent and warrant to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of your charter documents and by-laws and all material contractual obligations binding upon you. You furthermore undertake that you will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in your charter or by-laws or material contracts which would prevent or impair full performance of any of your obligations hereunder.

            8.2 You hereby represent and warrant to us that you (A) have established and implemented policies, procedures and internal controls reasonably designed to achieve compliance with the Bank Secrecy Act ("BSA"), Office of Foreign Asset Control orders and other anti-money laundering laws and regulations applicable to you, including policies and procedures that can be reasonably expected to detect and cause the reporting of suspicious transactions under Section 5318 of BSA and customer identification procedures ("CIP") (collectively, the "AML Program"); (B) will certify to us annually that you have implemented the AML Program in compliance with applicable law; (C) perform CIP in accordance with applicable law with respect to each Customer that invests in Shares and will report the results of such performance to us as may be reasonably requested; and (D) permit the Fund, its agents and federal regulators, as may be reasonably requested, to access records relating to the performance of the CIP on the Customers.

      9. REPORTS. To the extent requested by the Fund from time to time, you agree that you will provide the Fund with a written report of the amounts expended by you pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Fund and shall supply all information necessary for the Fund to discharge its responsibilities under applicable laws and regulations.

      10. RECORD KEEPING.

            10.1. Section 31(a), Etc. You shall maintain records in a form acceptable to the Fund and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of section 31(a) of the Investment Company Act 1940, as amended (the "1940 Act"), and the rules thereunder. Such records shall be deemed to be the property of the Fund and will be made available, at the Fund's reasonable request, for inspection and use by the Fund, representatives of the Fund and governmental authorities. You agree that, for so long as you retain any records of the Fund, you will meet all reporting requirements pursuant to the 1940 Act with respect to such records.

            10.2. Transfer of Customer Data. In the event this Agreement is terminated or a successor to you is appointed, you shall, at the expense of the Fund, transfer to such designee as the Fund may direct a certified list of the shareholders of the Fund serviced by you (with name, address and tax identification or Social Security number), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence and other data established or maintained by you under this Agreement. In the event this Agreement is terminated, you will use your best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

            10.3. Survival of Record-Keeping Obligations. The record-keeping obligations imposed in this section 10 shall survive the termination of this Agreement.

      11. FORCE MAJEURE. You shall not be liable or responsible for delays or errors by reason of circumstances beyond your control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

      12. INDEMNIFICATION.

            12.1. Indemnification of the Agent. The Fund shall indemnify and hold you harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by you and resulting from any claim, demand, action or suit (collectively, "Claims") brought against you and arising out of or in connection with the performance of your obligations hereunder, other than any Claim resulting from (i) the bad faith or negligence of you, your officers, employees or agents, or (ii) any breach of your obligation under this Agreement or applicable law by you, your officers, employees or agents, or (iii) any false or misleading statement contained in any communication by you to any Customer or prospective Customer not prepared by or expressly authorized by the Fund for your use.

            In any case in which the Fund may be asked to indemnify or hold you harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and you shall use reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Fund. The Fund shall have the option to defend you against any Claim which may be the subject of indemnification hereunder. In the event that the Fund elects to defend against such claim the defense shall be conducted by counsel chosen by the Fund and satisfactory to you. You may retain additional counsel at your expense. Except with the prior written consent of the Fund, you shall not confess any Claim or make any compromise in any case in which the Fund will be asked to indemnify you.

            12.2. Indemnification of the Fund. You shall indemnify and hold the Fund harmless from and against any and all losses, claims, damages, liabilities and expenses incurred by the Fund and resulting from any Claim brought against the Fund and resulting from (i) the bad faith or negligence of you, your officers, employees or agents, or (ii) any breach of your obligations under this Agreement or applicable law by you, your officers, employees or agents, or (iii) any false or misleading statement contained in any communication by you to any Customer or prospective Customer not prepared by or expressly authorized by the Fund for your use.

            In any case in which you may be asked to indemnify or hold the Fund harmless, you shall be advised of all pertinent facts concerning the situation in question and the Fund shall use reasonable care to identify and notify you promptly concerning any situation which presents or appears likely to present a claim for indemnification against you. You shall have the option to defend the Fund against any Claim which may be the subject of indemnification hereunder. In the event that you elect to defend against such Claim, the defense shall be conducted by counsel chosen by you and satisfactory to the Fund. The Fund may retain additional counsel at its expense. Except with the prior written consent of the agent, the Fund shall not confess any Claim or make any compromise in any case in which you will be asked to indemnify the Fund.

            12.3. Survival of Indemnities. The indemnities granted by the parties in this section 12 shall survive the termination of this Agreement.

      13. INSURANCE. You shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of your duties hereunder. You shall provide information with respect to the extent of such coverage upon our request.

      14. NOTICES. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth in this Agreement or at such other address as such party may have designated by written notice to the other.

      15. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      16. TERMINATION. This Agreement may be terminated by the Fund, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice to you, by a vote of a majority of the Board of Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Fund's Shareholder Servicing Plan (the "Plan"), this Agreement or any other agreement related to such Plan, or by "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. You may terminate this Agreement upon not more than 60 days' nor less than 30 days' notice to the Fund. Notwithstanding anything herein to the contrary, this Agreement may not be assigned and shall terminate automatically without notice to either party upon any assignment. Upon termination hereof, the Fund shall pay such compensation as may be due you as of the date of such termination.

      17. CHANGES; AMENDMENTS. This Agreement may be changed or amended only by written instrument signed by both parties.

      18. LIMITATION OF LIABILITY. It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the shareholders, Directors, officers, employees or agents of the Fund, personally, but shall bind only the property of the Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

      19. CONFIDENTIALITY. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

      20. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with and governed by the laws of The State of [pick state whose law shall apply] without giving effect to the conflicts of laws provisions thereof. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement has been executed on behalf of the Fund by the undersigned not individually, but in the capacity indicated. This Agreement shall be effective when accepted by you below.

      Please confirm your agreement hereto by signing and returning the enclosed counterpart of this Agreement at once to: Harding Loevner Funds, Inc., 50 Division Street, Suite 401, Somerville, NJ 08876, Attention: President. Upon receipt thereof, this Agreement and such signed duplicate copy will evidence the agreement between us.

                                               HARDING LOEVNER FUNDS, INC.


                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


ACCEPTED:

[NAME OF SERVICING AGENT]


By:
    --------------------------
    Name:
    Title:


Dated: